EXHIBIT 99.1

Heelys, Inc. Reports 2010 Second Quarter Financial Results

DALLAS, Aug. 12, 2010 (GLOBE NEWSWIRE) -- Heelys, Inc. (Nasdaq:HLYS) today reported the following financial results for the second quarter ended June 30, 2010.

Year-over-Year Quarterly Comparisons

Net sales for the second quarter of 2010 were $8.8 million compared to net sales of $12.4 million in the corresponding period a year ago. Gross profit was $3.7 million, or 42.2%, compared to gross profit of $4.1 million, or 32.9%, for the second quarter of 2009. Selling, general and administrative expenses, excluding litigation settlements and related costs, were $3.8 million compared to $4.5 million in the second quarter of last year.  Litigation settlements and related costs were $3.1 million for the second quarter of 2009.  Litigation settlements and related costs incurred during the second quarter of 2009 were related to the class action lawsuit (filed in August 2007), the shareholders' derivative lawsuit (filed in October 2007) and the individual lawsuit (filed in May 2008). These lawsuits, which were related to the Company's initial public offering, were settled during the third and fourth quarters of 2009. In April 2010, the Company settled a potential patent and trademark lawsuit, in the Company's favor, in the amount of $750,000.  This settlement amount is reported as other income in the Company's statement of operations. The Company reported net income of $473,000, or $0.02 per fully diluted share, versus a net loss of $1.6 million, or ($0.06) per fully diluted share in the second quarter of 2009.

Sequential Quarterly Comparisons

Net sales for the second quarter of 2010 were $8.8 million compared to net sales of $6.7 million in the first quarter of 2010.  Gross profit was $3.7 million, or 42.2%, compared to $3.2 million, or 47.9%, for the first quarter of this year.  Selling, general and administrative expenses were $3.8 million compared to $4.2 million in the first quarter of 2010.  In April 2010, the Company settled a potential patent and trademark lawsuit, in the Company's favor, in the amount of $750,000.  This settlement amount is reported as other income in the Company's statement of operations. The Company reported net income of $473,000, or $0.02 per fully diluted share in the second quarter of 2010 versus a net loss of $1.2 million, or ($0.04) per fully diluted share in the first quarter of this year.

Balance Sheet

As of June 30, 2010, the Company had combined cash and investments totaling $69.1 million compared with cash and investments of $66.5 million as of December 31, 2009.

Tom Hansen, chief executive officer of the Company, commented, "We've added top talent to our management team in the first half of the year; Rick Groesch as VP Brand, Craig Storey as COO/CFO and Rene Trevino leading our sales effort. Even so, the retail environment continues to be very difficult. We find that retailers are still hesitant about taking significant inventory positions with all of the uncertainty around a possible double-dip and continued weak jobs reports. However, results at the retailers who have proactively engaged with the brand are encouraging. We expect our relationships there to continue to improve as we introduce Nano and HX2 into the marketplace. We also believe that these two new products will rekindle consumer interest in the Heelys brand. Our international business, though down some from original expectations, continues to perform consistently. And, as always, we continue to look for more efficiencies in our operations cutting costs where we can and investing in areas that will help us grow the business."

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS(R) brand targeted to the youth market.  The Company's primary product, HEELYS-wheeled footwear, is patented dual purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel.  Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel.  HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Heelys are "forward-looking statements" for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "may," "will," "should," "can," the negatives thereof, variations thereon, similar expressions, or discussions of strategy.  All forward-looking statements are based upon management's current expectations and various assumptions, but they are inherently uncertain, and Heelys may not realize its expectations and the underlying assumptions may not prove correct.  Heelys' actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of Heelys' net sales are generated by one product, Heelys' intellectual property may not restrict competing products that infringe on its patents from being sold, continued changes in fashion trends and consumer preferences and general economic conditions, Heelys' dependence on independent manufacturers, Heelys may not be able to successfully introduce new product categories, and additional factors which are detailed in Heelys' filings with the Securities and Exchange Commission, including the Risk Factors contained in Heelys' Annual Report on Form 10-K.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and Heelys undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

HEELYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net sales	$ 8,804	$ 12,402	$ 15,456	$ 21,651
Cost of sales	5,089	8,324	8,558	14,175
Gross profit	3,715	4,078	6,898	7,476

Selling, general and administrative expenses	3,789	4,463	8,002	9,542
Litigation settlements and related costs	--	3,051	--	3,829
Loss from operations	(74)	(3,436)	(1,104)	(5,895)

Other (income) expense, net	(721)	(590)	(690)	(485)
Income (loss) before income taxes	647	(2,846)	(414)	(5,410)

Income tax expense (benefit)	174	(1,256)	295	(2,510)

Net income (loss)	$ 473	$ (1,590)	$ (709)	$ (2,900)

Net income (loss) per share:
Basic	$ 0.02	$ (0.06)	$ (0.03)	$ (0.11)
Diluted	$ 0.02	$ (0.06)	$ (0.03)	$ (0.11)

Weighted-average shares:
Basic	27,571	27,571	27,571	27,571
Diluted	27,571	27,571	27,571	27,571

HEELYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(amounts in thousands)

	June 30,	December 31,
Assets	2010	2009

Current Assets:
Cash and cash equivalents	$ 32,489	$ 39,370
Investments	36,575	20,556
Accounts receivable, net of allowances	3,827	5,704
Inventories	5,915	6,038
Prepaid and other current assets	881	756
Income taxes receivable	--	3,106
Deferred income taxes	3,241	3,178
Total current assets	82,928	78,708

Investments	--	6,566

Property and Equipment, net of accumulated depreciation	772	856

Patents and Trademarks, net of accumulated amortization	353	343

Intangible Assets, net of accumulated amortization	780	1,071

Goodwill	1,445	1,696

Total Assets	$ 86,278	$ 89,240

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$ 2,237	$ 1,634
Accrued expenses	2,313	2,789
Income taxes payable	619	2,108
Total current liabilities	5,169	6,531

Long Term Liabilities:
Income taxes payable	445	439
Deferred income taxes	77	72
Other long term liabilities	122	458

Total Liabilities	5,813	7,500

Stockholders' Equity:
Common stock	28	28
Additional paid-in capital	65,544	65,305
Retained earnings	15,823	16,532
Accumulated other comprehensive loss	(930)	(125)
Total stockholders' equity	80,465	81,740

Total Liabilities and Stockholders' Equity	$ 86,278	$ 89,240

CONTACT:  Heelys, Inc.
          Tom Hansen, Chief Executive Officer
          Craig Storey, Chief Financial Officer
          (214) 390-1831